Exhibit 10.9
CALCULATION AGENT AGREEMENT
     THIS CALCULATION AGENT AGREEMENT (this “Agreement”) is made this 9th day of September, 2008, among Mylan Inc. (the “Issuer”), Wells Fargo Bank, National Association (“Bank”, and together with the Issuer, the “Transacting Parties”) and Goldman Sachs International (“GSI”, and, in its Calculation Agent and other capacities under the Confirmations (as defined below), the “Calculation Agent”).
RECITALS:
     A. The Transacting Parties are parties to (i) a long form confirmation dated as of September 9, 2008, confirming the terms and conditions of that certain Cash Convertible Bond Hedge Transaction (the “Cash Convertible Bond Hedge Transaction”), a copy of which is attached hereto as Exhibit A (the “Cash Convertible Bond Hedge Confirmation”) and (ii) a long form confirmation dated as of September 9, 2008, confirming the terms and conditions of that certain Issuer Warrant Transaction (the “Issuer Warrant Transaction” and, together with the Cash Convertible Bond Hedge Transaction, the “Transactions”), a copy of which is attached as Exhibit B (the “Issuer Warrant Confirmation” and, together with the Cash Convertible Bond Hedge Confirmation, the “Confirmations”);
     B. The Transacting Parties wish to appoint GSI to act as Calculation Agent under each of the Confirmations on the terms and conditions set forth in this Agreement.
     C. The Transacting Parties acknowledge that Bank will hedge its exposure with respect to the Transactions by entering into back-to-back transactions with GSI (the “Back-to-Back Transactions”).
     D. The Transacting Parties acknowledge that an affiliate of GSI will act as an initial purchaser of the USD 500,000,000 principal amount of 3.75 % cash convertible senior notes due 2015 of the Issuer.
AGREEMENT:
     In consideration of their mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Appointment of Calculation Agent. The Transacting Parties hereby jointly appoint GSI to act as Calculation Agent and to perform all of the other duties to be performed by GSI under each of the Confirmations. GSI hereby accepts such appointment and undertakes to perform the duties of the Calculation Agent under each of the Confirmations, all in accordance with the terms and conditions of the Confirmations (including, but not limited to, the definitions incorporated therein). In no event shall GSI assign its duties as the Calculation Agent, unless it (i) assigns such duties to one of its affiliates simultaneously with an assignment of its rights and obligations under the Back-to-Back Transactions to such an affiliate and (ii) delivers a written notice of such an assignment to the Transacting Parties.
     Section 2. Termination. GSI shall cease to be the Calculation Agent and to be responsible for performance of its duties under any Confirmation upon the termination of the Transaction evidenced by such Confirmation in accordance with the terms of such Confirmation.
     Section 3. Exculpation; No Reliance.
(a)	For the avoidance of doubt, the Transacting Parties agree that GSI shall have no responsibility or personal liability to either of the Transacting Parties arising from any failure by either Transacting Party to pay or perform any obligation under any Transaction. Each Transacting Party agrees to proceed solely against the other Transacting Party to collect or recover any amount owing to it or enforce any of its rights in connection with or as a result of any Transaction. Notwithstanding the foregoing, each Transacting Party may proceed against GSI for its failure to comply with its obligations under this Agreement.

(b)	Except as otherwise expressly provided herein, GSI shall not be liable for any action to be taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement or any Confirmation. GSI shall only be liable to perform such duties and obligations as are expressly set forth in this Agreement or the Confirmations (and no implied covenants or obligations shall be read into this Agreement or the Confirmations). GSI shall not be liable for any error of judgment made in good faith by a responsible officer of GSI, unless it has not acted in a good faith commercially reasonable manner. For purposes of the foregoing, in the absence of bad faith on its part, GSI may conclusively rely, as to the truth of the statements expressed therein, upon any statements (including, without limitation, quotations by independent market participants) or notices furnished to it and conforming to the requirements of this Agreement or the Confirmations so long as such statements or notices are obtained by GSI in good faith and in a commercially reasonable manner. Furthermore, the Transacting Parties must notify GSI promptly in writing of any change in, or event or occurrence relevant under, any Confirmation, and GSI is not responsible for any error or omission arising out of the failure of the Transacting Parties to promptly provide such notice.

(c)	No provision of this Agreement or any Confirmation shall require GSI to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its Calculation Agent duties.

(d)	Each of the Transacting Parties agrees that GSI is not acting as a fiduciary for or as an advisor to such party. Each of the Transacting Parties acknowledges that in entering into this Agreement and the Confirmations it has not relied on any oral or written representation, warranty or other assurance by GSI (except as provided for in this Agreement or, in the case of the Bank, the agreements documenting the Back-to-Back Transactions). Each of the Transacting Parties represents to GSI that clauses (d) and (e) of Section 13.1 of the Equity Definitions (as such term is defined in the Confirmations) are applicable to it with respect to the Transactions and this Agreement.
     Section 4. Waiver of Conflicts. Each of the Transacting Parties understands, acknowledges and agrees that the activities of GSI specified in Recitals B, C and D hereof may create conflicts between Issuer’s and Bank’s interests or between either such party’s interests and GSI’s interests. Each of the Transacting Parties hereby waives any conflict of interest that GSI may have concerning all matters directly or indirectly arising out of the Transactions and the administration thereof; provided, however, for the avoidance of doubt, that (1) nothing in this Section 4 shall be construed to relieve GSI from its obligations under the Confirmations to act in good faith and in a commercially reasonable manner and (2) any determinations or calculations made by GSI with respect to one leg of a Back-to-Back Transaction shall be consistent with the determinations or calculations in respect of the same event made by GSI with respect to the opposite leg of such Back-to-Back Transaction.
     Section 5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
     Section 6. Amendment. This Agreement and the Confirmations may not be modified, amended or supplemented, except in a written instrument signed by Issuer, Bank and GSI.
     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its choice of laws doctrine, other than Title 14 of the New York General Obligations Law). Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any state or federal court sitting in New York City, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

MYLAN INC.

By:	/s/ Brian Byala

Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Authorized Signatory

Authorized Signatory

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Authorized Signatory

Authorized Signatory

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